                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [_]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                             DONNELLY CORPORATION
- --------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


                             DONNELLY CORPORATION
- --------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                  NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS

                                OCTOBER 18, 1996

                                      LOGO


                              DONNELLY CORPORATION
                               HOLLAND, MICHIGAN

                             DONNELLY CORPORATION
                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO OUR SHAREHOLDERS:

  The Annual Meeting of Shareholders of Donnelly Corporation will be held at the Holiday Inn, 650 East 24th Street, Holland, Michigan, on Friday, October 18, 1996, at 9:15 A.M., local time, to elect ten (10) directors, as set forth in the Proxy Statement, and to transact such other business as may properly come before the meeting or at any adjournment thereof.

  Shareholders of record at the close of business September 2, 1996, will be entitled to vote at the meeting or any adjournment thereof.

  Whether or not you expect to be present in person at this meeting, you are urged to sign the enclosed Proxy and return it promptly in the enclosed envelope. If you do attend the meeting and wish to vote in person, you may do so even though you have submitted a Proxy.

Dated: September 10, 1996

Holland, Michigan
Maryam Komejan, Corporate Secretary

                                                      Dated: September 10, 1996

                             DONNELLY CORPORATION
                           414 EAST FORTIETH STREET
                            HOLLAND, MICHIGAN 49423

                               ----------------

                                PROXY STATEMENT
                    FOR THE ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD OCTOBER 18, 1996

                               ----------------

                  SOLICITATION OF PROXIES FOR ANNUAL MEETING

  This Proxy Statement is furnished to the Shareholders of Donnelly Corporation in connection with the solicitation by the Board of Directors of proxies to be used at the Annual Meeting of Shareholders which will be held at the Holiday Inn, 650 East 24th Street, Holland, Michigan, October 18, 1996, at 9:15 A.M., local time. The Annual Meeting is being held to elect ten (10) directors and to transact such other business as may properly come before the meeting or any adjournment thereof.

  If a proxy in the form distributed by the Company's Board of Directors is properly executed and returned to the Company, the shares represented by the proxy will be voted at the Annual Meeting of Shareholders and at any adjournment of that meeting. Where shareholders specify a choice, the proxy will be voted as specified. If no choice is specified, the shares represented by the proxy will be voted FOR the nominees named by the Board of Directors as set forth in this Proxy Statement.

  A proxy may be revoked prior to its exercise by delivering a written notice of revocation to the secretary of the Company, executing and delivering a proxy of later date, or attending the meeting and voting in person. Attendance at the meeting does not automatically act to revoke a proxy.

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

  On September 2, 1996, the record date for determination of shareholders entitled to vote at the Annual Meeting, there were outstanding 4,261,178 shares of Class A Common Stock of the Company, each having one vote per share and 3,575,959 shares of Class B Common Stock each having ten (10) votes per share. The shares of Class B Common Stock are limited in their transferability but are convertible on a share for share basis into Class A Common Stock. Holders of shares of Class A Common Stock, as a class, are entitled to elect one-quarter (rounded up) of the directors to be elected at each meeting held for the election of directors. Holders of Class B Common Stock elect, as a class, the directors not elected by the shares of Class A Common Stock. Holders of shares of Class B Common Stock have cumulative voting rights in the election of directors. See "Nominees for Election as Directors." Shares cannot be voted unless the shareholder is present at the meeting or is represented by proxy.

  The following table sets forth as of September 2, 1996, information concerning persons known to management who may be deemed to be beneficial owners of more than 5% of either class of the Company's common stock.

                                                                         PERCENT OF
  NAME AND ADDRESS OF        AMOUNT AND NATURE          PERCENT OF EACH    COMMON
    BENEFICIAL OWNER      OF BENEFICIAL OWNERSHIP       CLASS OF STOCK     EQUITY
- -----------------------------------------------------------------------------------
                            CLASS A        CLASS B      CLASS A  CLASS B
                          -----------    -----------    -------  -------
NBD Bank, N.A...........      315,296(1)     502,310(1)   7.4     14.0      10.4%
200 Ottawa Avenue
Grand Rapids, Michigan
 49503
Putnam Investments,
 Inc....................      321,450(2)         --       7.5      --        4.1
One Post Office Square
Boston, Massachusetts
 02109
Anne H. Copps...........       38,188(3)     196,476(3)     *      5.5       3.0
414 East Fortieth Street
Holland, Michigan 49423
Bernard P. Donnelly,
 Jr.....................          266(4)     425,970(4)     *     11.9       5.4
414 East Fortieth Street
Holland, Michigan 49423
Virginia N. Donnelly....          266(4)     425,970(4)     *     11.9       5.4
414 East Fortieth Street
Holland, Michigan 49423
Katherine S. Donnelly...      179,930(5)     251,903(5)   4.2      7.0       5.5
414 East Fortieth Street
Holland, Michigan 49423
Jane H. Krahmer.........       93,625(6)     289,883(6)   2.2      8.1       4.9
414 East Fortieth Street
Holland, Michigan 49423
Gerald T. McNeive.......       47,082(7)     267,165(7)   1.0(9)   7.5       4.0(9)
414 East Fortieth Street
Holland, Michigan 49423
Louise H. McNeive.......       47,082(7)     267,165(7)   1.0(9)   7.5       4.0(9)
414 East Fortieth Street
Holland, Michigan 49423
Marie Josephte
 Martineau..............       13,741        215,810        *      6.0       2.9
414 East Fortieth Street
Holland, Michigan 49423
Fernande M. Pruden......      178,248(8)     239,469(8)   3.8(9)   6.7       5.3(9)
414 East Fortieth Street
Holland, Michigan 49423
Rudolph B. Pruden.......      178,248(8)     239,469(8)   3.8(9)   6.7       5.3(9)
414 East Fortieth Street
Holland, Michigan 49423
- -----------------------------------------------------------------------------------

* Denotes ownership of less than one percent.

  For purposes of the following notes, shares of Class A Common Stock are referred to as "A Shares" and shares of Class B Common Stock are referred to as "B Shares."

(1) Includes (i) 62,187 B Shares held by NBD Bank, N.A., (the "Bank") as co-trustee of the Robert M. Leonard Trust, 35,000 B Shares as co-trustee of the B.P. Donnelly Descendants Trust, 94,062 B Shares as
   co-trustee of the John Donnelly Residual Trust and 311,061 B Shares held in two trusts for which the Bank serves as sole trustee, (ii) 305,659 A Shares held by Trussal & Co. acting as a nominee of the Bank as follows: 2,000 shares in the Robert M. Leonard Trust, 14,285 shares in the B.P. Donnelly Descendants Trust and 67,187 shares in the John Donnelly Residual Trust, for all of which trusts the Bank serves as co-trustee and 222,187 shares held in two trusts for which the Bank serves as sole trustee and (iii) 9,637 A Shares held by the Bank as trustee, co-trustee, custodian, or agent of other trusts.

(2) In a Schedule 13G dated January 26, 1994 and delivered to the Company, Putnam Investments, Inc. ("Putnam") disclosed on behalf of its investment management subsidiaries that they had acquired beneficial ownership of 321,450 A Shares. Putnam has the sole power to dispose of all of such shares, and shared power to vote 105,650 of such shares.

(3) Includes 38,188 A Shares and 196,476 B Shares owned by a trust of which Anne H. Copps is trustee.

(4) Includes 266 A Shares and 425,970 B Shares owned by two trusts of which Bernard P. Donnelly, Jr. and Virginia N. Donnelly (husband and wife) are co-trustees.

(5) Includes 67,187 A Shares and 94,062 B Shares held in the John Donnelly Residual Trust for which Katherine S. Donnelly is a co-trustee.

(6) Includes 9,775 A Shares and 13,125 B Shares owned by Mrs. Krahmer's husband, C. Alan Krahmer, as to which she disclaims beneficial ownership.

(7) Includes (i) 28,396 A Shares and 243,104 B Shares owned by Louise H. McNeive, (ii) stock options exercisable within 60 days for 1,500 A Shares, 7,812 A Shares and 10,937 B Shares owned by her husband, Gerald T. McNeive, a director of the Company and (iii) 9,374 A Shares and 13,124 B Shares as to which Louise H. McNeive is custodian for her children, and as to which Gerald T. McNeive disclaims beneficial ownership.

(8) Includes (i) 164,154 A Shares and 226,038 B Shares owned by Fernande Pruden and her retirement plans and (ii) stock options exercisable within 60 days for 1,500 A Shares, 12,594 A Shares and 13,431 B Shares owned by Rudolph Pruden and his retirement plans. Rudolph Pruden is Fernande Pruden's husband and a director of the Company. Fernande Pruden and Rudolph Pruden each disclaim beneficial ownership of the other's shares.

(9) Calculated based on the number of shares outstanding plus 407,025 shares with respect to which officers and directors have the right to acquire beneficial ownership under stock options exercisable within 60 days.

  Five of the Company's directors, B. Patrick Donnelly, III, Joan E. Donnelly, Leonard, McNeive and Pruden are all descendants of, or are married to descendants of, Bernard P. Donnelly, Sr., the Company's founder, and each represents one of five family groups of such descendants (the "Donnelly Family"). John F. Donnelly, Jr., a Senior Vice President of the Company, is also a descendant of Bernard P. Donnelly and is the brother of Ms. Donnelly. Each of four family groups has the ability to elect at least one director if they act together and cumulate the votes of the Class B Common Stock. The Company does not know of a family group taking such action. Members of the Donnelly Family own approximately 99% of the Class B Common Stock and approximately 31% of the Class A Common Stock of the Company. These shareholders therefore possess approximately 92% of the voting power of the Company and approximately 31% of the voting power of the Class A Common Stock. Members of the Donnelly Family may transfer shares of Class B Common Stock among themselves, enabling them to retain voting control of the Company for an extended period. Given the voting control of the Donnelly Family, the Donnelly Family could, if all or part of the family took a united position in response to attempts to acquire control of the Company through tender offers or proxy contests, effectively block any such attempts. There is no assurance that any united action would be taken.

                       NOMINEES FOR ELECTION AS DIRECTORS

  The Company's Board of Directors is currently composed of ten members. All nominees, except John A. Borden, are currently directors of the Company and are up for re-election at the Annual Meeting, each to serve until the 1997 annual meeting of shareholders or until his or her successor is elected or his or her earlier resignation or removal. Mr. Glenn M. Walters, a director since 1982, is retiring from the Board and will not stand for re-election. Mr. Borden has been nominated by the directors to fill the vacancy created by the retirement of Mr. Walters. The additional information on Mr. Borden is included on the following pages of the proxy statement.

  Three of the directors will be elected exclusively by the holders of the Class A Common Stock voting as a class, and the other seven directors will be elected by the holders of the Class B Common Stock voting as a class. Holders of shares of Class B Common Stock have cumulative voting rights in the election of directors. Cumulative voting rights of the Class B Common Stock entitle the holders thereof to spread their votes equally among all nominees for which they are entitled to vote or to cumulate those votes for one or any number of the nominees for which they are entitled to vote. If a holder of Class B Common Stock does not indicate on the proxy card that he or she desires to cumulate votes, the proxies will spread the votes equally among all nominees. The Board of Directors has nominated the persons set forth below for election to the Company's Board of Directors at the annual meeting.

  Holders of Class A Common Stock should complete the accompanying WHITE PROXY and holders of Class B Common Stock should complete the accompanying YELLOW PROXY (and carefully review the instructions accompanying the yellow proxy regarding cumulative voting). Unless otherwise directed by a shareholder's proxy, it is intended that the votes cast upon exercise of proxies in the form accompanying this statement will be in favor of electing as directors for the ensuing year the nominees set forth below, all of whom are presently serving as directors.

  A plurality of the votes cast at the meeting is required to elect the nominees as directors of the Company. As such, the three individuals who receive the greatest number of votes cast by the holders of the Class A Common Stock, voting as a class, will be elected as directors and the seven individuals who receive the greatest number of votes cast by the holders of Class B Common Stock, voting as a class, will be elected as directors. Shares not voted at the meeting, whether by abstention, broker non-vote, or otherwise, will not be treated as votes cast at the meeting. Votes cast at the meeting and submitted by proxy will be tabulated by the Company's transfer agent. If any nominee becomes unavailable for election due to circumstances not now known, the accompanying proxy will be voted for such other person to become a director as the Board of Directors so elects. The Board of Directors recommends a vote FOR the election of all persons nominated by the Board.

  The content of the following table is based upon information as of September 2, 1996, furnished to the Company by the nominees.

                             YEAR FIRST  AMOUNT AND NATURE                          PERCENT OF
                               BECAME      OF BENEFICIAL          PERCENT OF EACH     COMMON
NAME                     AGE A DIRECTOR      OWNERSHIP            CLASS OF STOCK    EQUITY (2)
- ----------------------------------------------------------------------------------------------
                                        CLASS A (1)  CLASS B    CLASS A (2) CLASS B
                                        -----------  -------    ----------- -------
NOMINEES FOR ELECTION BY
 HOLDERS OF CLASS A COMMON
 STOCK
John A. Borden..........  62                  --         --         -- %      -- %     -- %
R. Eugene Goodson,
 Ph.D(a,f,g)............  61    1993        2,000        --           *       --         *
Donald R. Uhlmann,
 Ph.D(f,g)..............  59    1978       12,750        --           *       --         *
NOMINEES FOR ELECTION BY
 HOLDERS OF CLASS B COMMON
 STOCK
J. Dwane Baumgardner,
 Ph.D...................  56    1982       92,461        --         2.0       --       1.2
Arnold F.
 Brookstone(a,b,d,e)....  66    1976       20,500        --           *       --         *
B. Patrick Donnelly,
 III(b,c,d,e)...........  51    1980       45,047(3) 105,731(3)     1.0       3.0      1.9
Joan E.
 Donnelly(b,c,d,e)......  48    1987      104,799(4) 146,068(4)     2.2       4.1      3.2
Thomas E.
 Leonard(a,c,d,f,g).....  66    1967        8,500(5) 127,459(5)       *       3.6      1.7
Gerald T.
 McNeive(c,d,f,g).......  54    1980       47,082(6) 267,165(6)     1.0       7.5      4.0
Rudolph B.
 Pruden(b,c,d,e)........  66    1984      178,248(7) 239,469(7)     3.8       6.7      5.3

- -------------------------------------------------------------------------------
* Denotes ownership of less than one percent.
(a) Member Audit Committee
(b) Member Compensation Committee
(c) Member Stock Option Committee
(d) Member Finance Committee
(e) Member Human Resource Committee
(f) Member Strategic Plan Committee
(g) Member Technology Committee

  For purposes of the following notes, shares of Class A Common Stock are referred to as "A Shares" and shares of Class B Common Stock are referred to as "B Shares."

(1) Includes the following number of shares with respect to which the Directors have the right to acquire beneficial ownership under stock options exercisable in 60 days: Dr. Uhlmann--12,750; Dr. Baumgardner-- 72,250; Mr. Brookstone--14,000; Dr. Goodson, Ms. Donnelly and Messrs. Donnelly, Leonard, McNeive, Pruden--1,500 shares.

(2) Calculated based on the number of shares outstanding plus 407,025 shares with respect to which officers and directors have the right to acquire beneficial ownership under stock options exercisable within 60 days.

(3) Includes (i) 4,200 A Shares owned jointly with Mr. Donnelly's wife, Jacqueline K. Donnelly, (ii) 1,125 A Shares and 1,875 B Shares owned by Jacqueline K. Donnelly, (iii) 3,762 A Shares and 86 B Shares owned by Mr. Donnelly as custodian for his children, (iv) 5,037 A Shares and 7,052 B Shares held in trust for the benefit of a niece, for which Mr. Donnelly is a co-trustee and (v) 14,285 A Shares and 35,000 B Shares held in trust for the benefit of Mr. Donnelly and his brothers and sisters, for which Mr. Donnelly is a co-trustee.

(4) Includes (i) 943 A Shares and 1,321 B Shares owned by Joan E. Donnelly's husband, David K. Taylor as to which Ms. Donnelly disclaims beneficial ownership, (ii) 1,562 A Shares and 2,186 B Shares held by Ms. Donnelly as custodian for her children and (iii) 76,250 A Shares and 106,750 B Shares held in trust as to which Ms. Donnelly is the trustee.

(5) Includes (i) 2,000 A Shares and 62,187 B Shares held by the Robert M. Leonard Trust, for which Mr. Leonard is a co-trustee and (ii) 9,272 B Shares owned by Mr. Leonard's wife, Ann N. Leonard, as to which Mr. Leonard disclaims beneficial ownership.

(6) See Note 7 under the caption "Voting Securities and Principal Holders Thereof."

(7) See Note 8 under the caption "Voting Securities and Principal Holders Thereof."

  Mr. Borden has been a consultant with FTD (Florist Transworld Delivery Association), a worldwide communications and financial services organization, since January 1996. From 1988 until his retirement in December 1995, he was Executive Vice President and Chief Executive Officer of that company.

  Dr. Goodson has been Chairman of the Board of Directors and Chief Executive Officer of Oshkosh Truck Corporation, a manufacturer of specialized trucks and transport equipment, since 1990.

  Dr. Uhlmann has been a Professor of Engineering and Chairman of the Department of Material Science and Engineering at the University of Arizona since 1986.

  Dr. Baumgardner joined the Company in 1969 and has been Chief Executive Officer since 1982, Chairman of the Board since 1986, and President from 1994 through July 1996. Dr. Baumgardner is a director of SL Industries, Inc.

  Mr. Brookstone served as Executive Vice President and Chief Financial and Planning Officer of Stone Container Corporation, an international pulp and paper company, until his retirement on January 31, 1996. Mr. Brookstone serves on a number of Boards of Directors including MFRI, Inc.; Stone-Consolidated, Inc.; Venepal, SACA; and Florida Coast Paper Company, LLC. He is a trustee of the Rembrandt Family of Mutual and Money Market Funds and is also a director of several privately held companies.

  Mr. B. Patrick Donnelly, III, has been Plant Manager of Ran Enterprises, an automotive parts supplier, since November 1995. From October 1993 through June 1995 he was Production Manager of Technical Auto Parts Inc., an automotive parts supplier; from July through December 1992 he was Vice President of Donnelly-Cooper Industries, Inc., a company engaged in production powder coating of manufactured components; from 1989 through 1992 he was President of that company. Donnelly-Cooper Industries, Inc., which emerged from Chapter 11 proceedings in July, 1992, is not affiliated with the Company. Mr. Donnelly is a director of Ottawa Financial Corporation.

  Ms. Donnelly has been Executive Director of Tohono Chul Park, a non-profit desert preserve and museum, since May 1995. From 1984 to 1995, she was a shareholder and Vice President of Tizzard, Knuttinen, Donnelly & Wright, P.C., certified public accountants.

  Mr. Leonard has been President of Henry C. Grebe & Co., Inc. and Grebe Yacht Sales, Inc., since 1972. The companies are currently engaged in land development.

  Mr. McNeive was appointed Senior Vice President of Finance and Chief Financial Officer for Laclede Gas Co., a natural gas distributor, in September 1995. From 1994 through 1995 he was Vice President--Associate General Counsel, from September 1992 through 1993 he was Assistant Vice President--Associate General Counsel, and from 1986 through 1992 he was associate general counsel of that company.

  Mr. Pruden retired in January 1995 from the National Oceanic and Atmospheric Administration (NOAA), an agency of the United States Department of Commerce. His last position, which he held since 1985, was as chief of the audits and internal control branch in the office of the controller.

  Certain of the directors are related to each other. See "Voting Securities and Principal Holders Thereof."

  The Board of Directors, which had eight meetings in the last fiscal year, has several committees including standing Audit, Compensation and Stock Option Committees. The responsibilities of the Audit Committee, which met four times during the last fiscal year, include making recommendations on the choice of independent public accountants, reviewing financial statements and meeting with such accountants, internal auditors and management. The Compensation Committee's responsibilities include making recommendations to the Board with respect to executive compensation and fringe benefits. The Compensation Committee met five times during the last fiscal year. A separate Stock Option Committee makes final determinations with respect to the award of stock options. The Stock Option Committee met two times in the last fiscal year. The Company has no nominating committee. All directors attended at least three-fourths of the aggregate number of meetings of the Board and Board committees which they were eligible to attend.

                           COMPENSATION OF DIRECTORS

  Retirement Plan for Outside Directors. The Board of Directors of the Company adopted a retirement plan for directors of the Company who are not employees of the Company (the "Retirement Plan for Outside Directors"). This plan provides directors who are not employees of the Company ("outside directors") with a retirement benefit based on their years of service as a director of the Company and their annual directors fees at the time of their retirement from the Board of Directors. The retirement benefits begin after an outside director retires from the Board or reaches age 70, whichever date is later, and continues for a period equal to his or her length of service on the Board or 20 years, whichever period is shorter. The annual benefits under the plan are equal to the annual directors' fees at the time of the outside director's retirement and are payable in quarterly installments.

  The retirement plan for outside directors is not a qualified plan under the Internal Revenue Code and is not funded. Payments under the plan will be made from the general assets of the Company.

  Director Compensation. The directors of the Company, other than salaried employees of the Company, receive an annual fee of $15,000, $1,000 per meeting of the Board of Directors and $800 per meeting of committees thereof which they attend. Chairs of committees receive an additional $400 per committee meeting they attend. All directors are reimbursed for out-of-pocket expenses incurred in attending such meetings. Directors who are employees of the Company are not compensated for their service on the Board.

                       COMPENSATION OF EXECUTIVE OFFICERS

COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  The Compensation Committee of the Board of Directors (the "Committee"), comprised in fiscal 1996 of B. Patrick Donnelly, III, Arnold F. Brookstone, Joan E. Donnelly, Rudolph B. Pruden, and Glenn M. Walters, is responsible for the establishment of the level and manner of compensation of the Company's five executive officers ("Executive Officers"). The Committee adheres to the compensation policies and practices of the Company utilized in establishing the compensation of all employees. This is reflective of the Company's long time commitment to the participative management process and the resulting emphasis on the collective efforts and achievements of all employees of the Company.

  Compensation Philosophy. The Company's and the Committee's approach to compensation is to further the Company's goal of empowering its employees, working individually and as a team, to achieve personal and collective goals. The Company's compensation policies are intended to reward the achievement of annual and long-term goals, both personal and corporate, as well as to encourage future excellent performance.

  Compensation Policies and Programs. For fiscal year 1996, the Company's compensation programs consisted of cash compensation (including salary and bonus), stock and stock based performance unit plans, and defined benefit retirement plans. Each year the Company utilizes external wage surveys to determine the total compensation levels of employees performing similar roles with organizations of similar size and like function. These pay ranges are then used to establish a base level of compensation and amounts that may be paid under performance standards. The composite performance standards are comprised of financial performance standards as well as non-financial goals. Financial performance standards measure levels of return on assets, improvements in earnings per share and pre-tax income. The performance of Dr. Baumgardner, Ms. Komejan and Mr. Jellison was measured against company-wide standards, while the performance of certain other executive officers was measured by specific business performance as well as company-wide standards. The Committee combines these standards of performance with the achievement of nonfinancial goals to compile a composite performance rating for the past year. This overall rating is then used to establish the salary for the next year as well as annual incentive payments for the prior year's performance. The salaries of the Company's executive officers, including the chief executive officer, for fiscal 1996 were therefore based, in large part, on the performance of the Company during fiscal 1995.

  The Company also rewards performance under the Donnelly Scanlon Plan. Under this Plan most employees of the Company, including the executive officers, have the opportunity to earn a monthly bonus based on profits as a financial incentive. All participating employees receive a bonus relative to their respective salary or base pay. During the last fiscal year, bonuses earned under the Donnelly Scanlon Plan amounted to approximately 3% of base pay for all employees.

  The Company believes stock options and stock ownership contribute to the aligning of employee's interests with those of shareholders. The Company's 1987 Stock Option Plan encourages stock ownership by employees by authorizing the grant of stock options to certain employees of the Company. In addition to stock options for certain key executives, the Company also utilizes "performance unit" grants, the value of which is directly tied to stock price appreciation. In determining the size of individual option and performance unit grants, the Committee evaluates each employee's job responsibilities, competitive market practices, as well as the anticipated potential that individual has in contributing to the success of the Company. The Company also encourages stock ownership through participation in the Company's Employees' Stock Purchase Plan. This plan, available to most employees of the Company, permits employees to purchase shares of the Company's common stock at a discount (up to 10%) from the market price of such shares.

  The Committee continues to review the limitations on the deductibility for certain compensation paid to executive officers whose annual compensation exceeds $1,000,000, as imposed by (S) 162(m) of the Internal Revenue Code. To date, no officer has exceeded that level.

                             COMPENSATION COMMITTEE
                          OF THE BOARD OF DIRECTORS OF
                              DONNELLY CORPORATION

                B. Patrick Donnelly, III   Arnold F. Brookstone
                      Joan E. Donnelly   Rudolph B. Pruden
                                Glenn M. Walters

                            EXECUTIVE COMPENSATION

  The following table sets forth the annual and long-term compensation paid by the Company to its Chief Executive Officer and each of the Company's four most highly compensated executive officers (collectively referred to as the "Named Executives") for services rendered to the Company during fiscal 1996, 1995 and 1994.

                          Summary Compensation Table

                                                    LONG-TERM
                                                   COMPENSATION
                           ANNUAL COMPENSATION (1)    AWARDS
                           ----------------------- ------------
                                                      STOCK        ALL OTHER
    NAME AND PRINCIPAL          SALARY(2) BONUS(3)   OPTIONS    COMPENSATION(4)
         POSITION          YEAR    ($)      ($)        (#)            ($)
- -------------------------------------------------------------------------------
J. Dwane Baumgardner,
Ph.D...................... 1996  375,003   12,599     12,500         4,114
 Chairman of the Board,    1995  394,416  169,022     10,000         2,765
 Chief Executive
 Officer and President     1994  447,905    8,242      9,500         2,711
John F. Donnelly, Jr.,.... 1996  220,002   11,091      8,000           713
 Senior Vice President     1995  231,410   89,835      6,250           713
                           1994  240,073   72,421      5,750           793
James A. Knister,......... 1996  180,003   41,147      2,000         1,976
 Senior Vice President     1995  187,702   78,472      4,000         1,976
                           1994  220,257    4,066      5,000         2,416
Maryam Komejan,........... 1996  164,958   27,069      4,000           486
 Senior Vice President and
 Corporate Secretary       1995  125,542   31,274      2,500           404
                           1994  108,103    2,001      1,500           348
William R. Jellison,...... 1996  150,010   17,640      4,000           351
 Vice President and
 Treasurer                 1995  150,657   36,798      3,500           351
                           1994  129,710    2,399      2,500           303

- -------------------------------------------------------------------------------
(1) An Executive Compensation Program was implemented in fiscal 1995. This Program impacted both the timing and amount of base salary and incentive bonus payments for fiscal 1995 and 1996.

(2) Includes cash compensation plus compensation deferred during the fiscal years ended in the respective years under the Company's 401(k) Savings Plan.

(3) Represents amounts paid under the Donnelly Scanlon Bonus and earned under the Executive Compensation Plan.

(4) Represents payments by the Company of premiums for term life insurance for the benefit of each named executive officer.

  Option Grants in Last Fiscal Year. Shown below is information on grants of stock options pursuant to the Company's 1987 Stock Option Plan (the "Option Plan") during the 1996 fiscal year to the Named Executives. Under the Option Plan key employees and certain non-employee directors may be granted options to purchase the Company's Class A Common Stock. 812,500 shares of Class A Common Stock were reserved for issuance pursuant to the Option Plan.

                                                                      POTENTIAL
                                                                  REALIZABLE VALUE
                                                                  AT ASSUMED ANNUAL
                                                                   RATES OF STOCK
                                                                        PRICE
                           NUMBER    % OF TOTAL                     APPRECIATION
                         OF SHARES    OPTIONS                      FOR OPTION TERM
                         UNDERLYING  GRANTED TO  EXERCISE                (3)
                          OPTIONS   EMPLOYEES IN  PRICE           -----------------
NAME                     GRANTED(1) FISCAL YEAR    (2)     DATE      5%      10%
- -----------------------------------------------------------------------------------
J. Dwane Baumgardner....   12,500       17%      $15.875  8-19-05 $124,796 $316,258
John F. Donnelly, Jr....    8,000       11%      $15.875  8-19-05   79,870  202,405
James A. Knister........    2,000        3%      $15.875  8-19-05   19,967   50,601
Maryam Komejan..........    4,000        5%      $15.875  8-19-05   39,935  101,203
William R. Jellison.....    4,000        5%      $15.875  8-19-05   39,935  101,203
- -----------------------------------------------------------------------------------

(1) Options become exercisable one year after date of grant.
(2) The exercise price equals the closing market price of the Company's Class A Common Stock on the date of grant. The exercise price may be paid in cash and/or in shares of the Company's Class A Common Stock.
(3) These amounts are based on assumed rates of appreciation only. Actual gains, if any, on stock option exercises will be dependent on overall market conditions and on the future performance of the Company's Class A Common Stock. There can be no assurance that the amounts reflected in this table will be realized.

  Fiscal Year-End Options Values. Shown below is information with respect to unexercised options to purchase shares of the Company's Class A Common Stock granted under the Option Plan to the Named Executives and held by them at June 29, 1996. None of the Named Executives exercised any stock options during fiscal 1996.

                             NO. OF SHARES SUBJECT TO    VALUE OF UNEXERCISED
                             UNEXERCISED OPTIONS HELD   IN-THE-MONEY OPTIONS AT
                                 AT JUNE 29, 1996          JUNE 29, 1996(1)
                             ------------------------- -------------------------
                             EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
- --------------------------------------------------------------------------------
J. Dwane Baumgardner........   59,750       12,500      $188,250      $1,563
John F. Donnelly, Jr........   30,750        8,000        81,400       1,000
James A. Knister............   32,875        2,000       113,700         250
Maryam Komejan..............    5,625        4,000         3,375         500
William R. Jellison.........   10,375        4,000        10,250         500
- --------------------------------------------------------------------------------

(1) The value of unexercised options reflects the increase in market value of the Company Class A Common Stock from the date of grant through June 29, 1996 (when the closing price of the Company's Class A Common Stock was $16.00 per share.) Value actually realized upon exercise by the Named Executives will depend on the value of the Company's Class A Common Stock at the time of exercise.

  Long-Term Incentive Plans--Awards in Last Fiscal Year. Set forth below is information on the award of benefits under the Company's Executive Compensation Plan during fiscal 1996.

                                             NUMBER OF      PERFORMANCE OR OTHER
                                           SHARES, UNITS        PERIOD UNIT
NAME                                    OR OTHER RIGHTS (1) MATURATION OR PAYOUT
- --------------------------------------------------------------------------------
J. Dwane Baumgardner...................       12,500              5 years
John F. Donnelly.......................           --                  N/A
James A. Knister.......................           --                  N/A
Maryam Komejan.........................           --                  N/A
William R. Jellison....................           --                  N/A

- -------------------------------------------------------------------------------
(1) Each unit entitles the recipient to a cash payment equal to the five-year cumulative appreciation in the price of the Company's Class A Common
    Stock. Payment is due within four months after the expiration of the five year performance period.

  Pension Plan Table. The following table shows the estimated annual benefits payable upon normal retirement to persons in specified compensation and years of service classifications under the Company's defined benefit plan and the Company's Supplemental Retirement Plan (the "Supplemental Plan"). The Supplemental Plan provides additional benefits only to those employees whose projected retirement benefits under the Company's defined benefit plan are restricted by the Internal Revenue Code (the "Code"). The Code limits compensation that may be considered for qualified pension plan purposes and also limits annual benefits that may be paid under qualified plans. The Supplemental Plan is designed to provide participants with benefits, on a nonqualified basis, so that their total retirement benefits under the Company's pension plan and the Supplemental Plan will be equal to the benefits they would have received under the Company's pension plan if the limitations of the Code did not apply.

                                                 BENEFITS BASED UPON YEARS OF
                                               SERVICE AT NORMAL RETIREMENT AGE
                                                            (2)(3)
  FINAL AVERAGE                               ----------------------------------
     ANNUAL                                     10
COMPENSATION (1)                               YEARS  20 YEARS 30 YEARS 35 YEARS
- --------------------------------------------------------------------------------
  $120,000..................................  $16,000 $ 31,000 $ 47,000 $ 55,000
   160,000..................................   22,000   44,000   66,000   77,000
   200,000..................................   28,000   56,000   84,000   98,000
   240,000..................................   34,000   69,000  103,000  120,000
   280,000..................................   40,000   81,000  121,000  142,000
   320,000..................................   47,000   93,000  140,000  163,000
   360,000..................................   53,000  106,000  159,000  185,000
   400,000..................................   59,000  118,000  177,000  207,000
   440,000..................................   65,000  131,000  196,000  228,000

- -------------------------------------------------------------------------------
(1) The final average annual compensation is determined under the defined benefit plan and the Supplemental Plan by the average of the five highest consecutive years of annual compensation (including salary and bonus payments as referenced in the Summary Compensation Table) during the last ten years of employment, subject to a maximum of $150,000 for 1996, for computing benefits under the Company's defined benefit plan.

(2) The Named Executives have credited years of service under the defined benefit plan and the Supplemental Plan as follows: J. Dwane Baumgardner-- 27 years; John F. Donnelly, Jr.--19 years; James A. Knister--28 years; Maryam Komejan--17 years; William R. Jellison--16 years.

(3) Amounts in excess of $120,000, as limited by Section 415 of the Code, would be paid pursuant to the Supplemental Plan. Benefits shown in the table are computed as a straight life annuity beginning at age 63 and are not subject to any deduction for social security benefits or other offset amounts.

  The Company provides group health and life insurance benefits and supplemental unemployment benefits to its regular employees, including executive officers. The Company also maintains a salary savings plan in which all regular employees of the Company are eligible to participate but to which the Company does not contribute.

  Security Ownership of Management. The following table shows, as of September 2, 1996, the number of shares beneficially owned by each of the Named Executives identified in the executive compensation tables of this proxy statement and by all Directors and Executive Officers as a group. Except as described in notes following the table, the following persons have sole voting and dispositive power as to all of their respective shares.

                              AMOUNT AND
                                NATURE                                PERCENT OF
                             OF BENEFICIAL          PERCENT OF EACH     COMMON
NAME                           OWNERSHIP            CLASS OF STOCK    EQUITY (2)
- --------------------------------------------------------------------------------
                            CLASS A    CLASS B    CLASS A (1) CLASS B
                            -------    -------    ----------- -------
J. Dwane Baumgardner......   92,461        --         2.0%      -- %      1.2%
John F. Donnelly, Jr......   65,802(2)  47,446(2)     1.4       1.3       1.4
James A. Knister..........   38,987(3)   5,407(3)       *         *         *
Maryam Komejan............   12,860        --           *       --          *
William R. Jellison.......   25,512(4)     --           *       --          *
All Executive Officers and
 Directors
 as a Group (18 persons)..  676,754    931,693       14.5      26.0      20.5

- --------------------------------------------------------------------------------
* Denotes ownership of less than one percent.

(1) Calculated based on the number of shares outstanding plus 407,025 shares with respect to which officers and directors have the right to acquire beneficial ownership under stock options exercisable within 60 days.

(2) Includes (i) 781 A Shares and 1,093 B Shares owned by his wife, Banba Donnelly, as to which Mr. Donnelly disclaims beneficial ownership, (ii) 1,562 A Shares and 1,093 B Shares owned by Mr. Donnelly as custodian for his children and (iii) 5,037 A Shares and 7,052 B Shares held in trust for the benefit of a niece, for which Mr. Donnelly is a co-trustee.

(3) Includes 4,112 A Shares and 5,407 B Shares owned jointly with Mr. Knister's wife, Nancy Knister.

(4) Includes (i) 8,137 A Shares owned jointly with Mr. Jellison's wife, Joanne Jellison, (ii) 2,500 A Shares owned jointly with Mr. Jellison's mother, Lorraine Jellison, and (iii) 500 A Shares held in trust as to which Mr. Jellison is the trustee.

                     SHAREHOLDER RETURN PERFORMANCE GRAPH

  Set forth below is a line graph comparing the cumulative total shareholder return on the Company's Common Stock with the cumulative total return of the S&P 500 Total Return Index and the Dow Jones Automobile Parts Index for the period commencing June 30, 1991 and ending June 30, 1996. The graph assumes the investment of $100 on June 30, 1991 in the Company's Common Stock, the S&P 500 Total Return Index and the Dow Jones Automobile Auto Parts Index with dividends reinvested.

                     COMPARISON OF FIVE YEAR TOTAL RETURNS
             AMONG THE DONNELLY CORPORATION, S&P 500 TOTAL RETURN
                   INDEX & DOW JONES AUTOMOBILE PARTS INDEX
                             YEAR ENDING JUNE 30,

                                     LOGO

                                      1991   1992   1993   1994   1995   1996
 ----------------------------------------------------------------------------
   Donnelly Corporation               100    208    221    178    186    190
   S&P 500 Total Return Index         100    113    129    130    164    206
   Dow Jones Automobile Parts Index   100    154    194    182    209    243

                             CERTAIN TRANSACTIONS

  Pursuant to a 1972 agreement (the "1972 Agreement") between the Company and five principal shareholders, the Company agreed to purchase, upon the death of any of those shareholders, an amount of the Company's 7 1/2% preferred stock, $10 par value per share, equal to the lesser of $200,000 or the total estate tax and cost of administration of the shareholder's estate. The purchase price for the 7 1/2% preferred stock is $10 per share, its par value. The 1972 Agreement remains in effect with one shareholder, Bernard P. Donnelly, Jr., who owns 40,000 shares of the 7 1/2% preferred stock and who also owns more than 5% of the common equity of the Company. See "Voting Securities and Principal Holders Thereof."

  The holders of the Company's Class B Common Stock also own shares of Donnelly Export Corporation, a shareholder Domestic International Sales Corporation under the Internal Revenue Code which has been designed to reduce the income tax liability of the Company. The shares of Donnelly Export Corporation are owned entirely by the holders of the Class B Common Stock of the Company. The holders of Class B Common Stock hold, for each 35 such shares, four shares of common stock of Donnelly Export Corporation. Donnelly Export Corporation does not provide the holders of Class B Common Stock any financial advantage over holders of the Class A Common Stock. The shareholders of Donnelly Export Corporation are not entitled to vote on issues voted upon by the Company's shareholders.

                 RELATIONS WITH INDEPENDENT PUBLIC ACCOUNTANTS

  The combined consolidated financial statements of the Company have been examined by BDO Seidman, LLP, independent certified public accountants. A representative of BDO Seidman is expected to be present at the annual meeting with the opportunity to make a statement, if desired, and will be available to respond to appropriate questions. It is anticipated that the Company's Audit Committee will select the Company's auditors before the end of this calendar year.

                   SHAREHOLDER PROPOSALS--1997 ANNUAL MEETING

  Any proposal of a shareholder intended to be presented for action at the next annual meeting of the Company must be received by the Company at 414 East Fortieth Street, Holland, Michigan 49423-5368, not later than May 14, 1997, if the shareholder wishes the proposal to be included in the Company's proxy materials for that meeting.

                       AVAILABILITY OF 10-K ANNUAL REPORT

  The annual report on Form 10-K to the Securities and Exchange Commission will be provided free to shareholders upon written request. Write Ms. Maryam Komejan, Senior Vice President and Corporate Secretary, Donnelly Corporation, 414 East Fortieth Street, Holland, Michigan 49423-5368.

                                 MISCELLANEOUS

  The management is not aware of any other matter to be presented for action at the meeting. However, if any such other matter is properly presented for action, it is the intention of the persons named in the accompanying forms of proxy to vote thereon in accordance with their best judgment.

  The cost of soliciting proxies in the accompanying forms will be borne by the Company. In addition to solicitation by mail, proxies may be solicited in person, or by telephone or telegraph, by some regular employees of the Company.

  The above Notice and Proxy Statement are sent by order of the Board of Directors.

September 10, 1996.

                                          J. Dwane Baumgardner
                                          CHAIRMAN OF THE BOARD

- -------------------------------------------------------------------------------

An annual report to shareholders for the year ended June 29, 1996 containing certified financial statements is being mailed to the shareholders with these materials.

- -------------------------------------------------------------------------------

                              DONNELLY CORPORATION

             414 EAST FORTIETH STREET, HOLLAND, MICHIGAN 49423-5368

                          PROXY--CLASS A COMMON STOCK

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned hereby appoints J. Dwane Baumgardner and Maryam Komejan as Proxies, each with the power to appoint their substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Class A Common Stock of Donnelly Corporation held of record by the undersigned on September 2, 1996, at the annual meeting of shareholders to be held October 18, 1996, and at any adjournment thereof.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1.

                     (Continued and to be signed and dated on the Reverse Side.) DONNELLY CORPORATION
P.O. BOX 11041
NEW YORK, N.Y. 10203-0041
1. Directors to be elected by holders of Class A Common Stock

    FOR ALL NOMINEES LISTED BELOW
                             WITHHOLD AUTHORITY TO VOTE
                                                     EXCEPTIONS
                             for all nominees listed below

  X                       X                       X

  (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE MARK THE "EXCEPTIONS" BOX AND STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.)
              John A. Borden, R. Eugene Goodson, Donald R. Uhlmann

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

                                                         CHANGE OF ADDRESS AND
                                                                       X
                                                         OR COMMENTS MARK HERE


Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

DATED: __________________________________________________________________ , 1996
- --------------------------------------------------------------------------------
                                   Signature
- --------------------------------------------------------------------------------
                           Signature if held jointly

VOTES MUST BE INDICATED
              X
(X) IN BLACK OR BLUE INK.
- --------------------------------------------------------------------------------
PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                INSTRUCTIONS FOR VOTING OF CLASS B COMMON STOCK

  Holders of the Class B Common Stock of Donnelly Corporation have 10 votes per share and also have the right to cumulate their votes in the election of directors to be elected by that class. At the 1996 Annual Meeting, the Class B Common Stock will elect 7 directors. The right to cumulate votes means that holders of Class B Common Stock, instead of spreading their votes equally among all 7 nominees, may cast all of their votes for 1 nominee or otherwise cast the votes on a disproportionate basis among the nominees.

  A holder's total number of votes is equal to the number of shares of Class B Common Stock held times 10 times 7. For example, if a holder owns 500 shares, his or her total number of votes in the election of directors will be 35,000. These votes may be distributed among the nominees however the holder desires. For example, again assuming 35,000 votes (based upon ownership of 500 shares), a holder may cast all 35,000 votes for one nominee, cast the votes in some other combination disproportionately among the nominees or cast a blanket vote for all nominees (in which case each nominee would get 5,000 votes).

  The enclosed yellow proxy explains what a holder must do in order to cumulate votes and also what a holder must do to simply vote for all the nominees or to withhold authority for all the nominees. The proxy permits a holder to either vote without cumulating votes or to cumulate votes.

                              DONNELLY CORPORATION

             414 EAST FORTIETH STREET, HOLLAND, MICHIGAN 49423-5368

                          PROXY--CLASS B COMMON STOCK

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned hereby appoints J. Dwane Baumgardner and Maryam Komejan as Proxies, each with the power to appoint their substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Class B Common Stock of Donnelly Corporation held of record by the undersigned on September 2, 1996, at the annual meeting of shareholders to be held October 18, 1996, and at any adjournment thereof.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1.

                     (Continued and to be signed and dated on the Reverse Side.) DONNELLY CORPORATION
P.O. BOX 11041
NEW YORK, N.Y. 10203-0041
1. Directors to be elected by holders of Class B Common Stock
  Holders of Class B Common Stock have 10 votes per share and have the right to cumulate their votes in the election of directors to be elected by that class. (See enclosed instructions.) PLEASE VOTE EITHER IN SUBSECTION A OR SUBSECTION B, BUT NOT BOTH.

                            A. NON-CUMULATIVE VOTING
  If desired, a holder may vote for or against all nominees by checking one of the boxes below.

    FOR ALL NOMINEES LISTED BELOW
                             WITHHOLD AUTHORITY TO VOTE
                                                     EXCEPTIONS
                             for all nominees listed below

  X                       X                       X

    (INSTRUCTION: IF NOT CUMULATING YOUR VOTES, TO WITHHOLD AUTHORITY TO VOTE
         FOR A NOMINEE, STRIKE THAT NOMINEE'S NAME FROM THE LIST BELOW.)
   J. Baumgardner, A. Brookstone, B. P. Donnelly, J. Donnelly, T. Leonard, G.
                               McNeive, R. Pruden

    B. CUMULATIVE VOTING (DO NOT VOTE HERE IF YOU HAVE    CHANGE OF ADDRESS
             ALREADY VOTED IN SUBSECTION A.)              AND
                                                                       X
   To cumulate votes, write in the number of votes you    OR COMMENTS MARK
   wish to cast for a nominee opposite his or her name.   HERE
   J. Baumgardner   B.P. Donnelly  T. Leonard     R. Pruden
   A. Brookstone    J. Donnelly    G. McNeive

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.


Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

DATED: __________________________________________________________________ , 1996
- --------------------------------------------------------------------------------
                                   Signature
- --------------------------------------------------------------------------------
                           Signature if held jointly

VOTES MUST BE INDICATED
              X
(X) IN BLACK OR BLUE INK.
- --------------------------------------------------------------------------------
PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.